                                                                 Exhibit 10.36


                                  OFFICE LEASE

         This Lease is made this __ day of November __, 2000 by and between UCCELLO IMMOBILIEN GMBH, a German corporation, represented by its agent WELSH COMPANIES, SE., INC., a Florida corporation ("Landlord") and STARMEDIA NETWORK, INC., a New York corporation, with corporate headquarters at 75 Varick Street, New York, New York 10013 ("Tenant").

                                   WITNESSETH:

1.       BASIC LEASE PROVISIONS:

         1.1.     PROJECT:                        "Legal Description"                                SEE SCHEDULE I
                  -------                                                                            --------------

                  The Project includes:          An office building ("Building"), a parking
                                                 garage, and/or surface parking lot, the
                                                 land and other improvements within the
                                                 Project boundaries

                  Address:                       999 Brickell Avenue, Miami, Florida 33131

                  Unit/Suite No.:                900 and 808

                  Floor:                         9th and 8th

                  Guaranty of Lease:                                                          INTENTIONALLY OMITTED

                  Rules and Regulations:                                                           SEE SCHEDULE III


                  Landlord may change the Building and/or Project name and/or address without notice to or consent of Tenant, subject to the terms of Section 3.2 below.

         1.2. AREA OF PREMISES: Approximately 13,511 rentable square feet, as reflected on the floor plans attached hereto as composite Exhibit "A" ("Premises"), subject to re-measurement by Landlord's architect pursuant to BOMA standard, upon completion of the Tenant Improvements under paragraph 1.15 below and as provided in paragraph 1.19. below, and including a Building common area factor of 1.175. The Premises as so remeasured shall thereafter not be subject to dispute.

                  The rentable area of the Premises includes a corridor in suite 808, which is crosshatched on Exhibit "A" of approximately 235 rentable square feet. Tenant obligations to pay Base Rent and Building Operating Expenses under this Lease shall exclude this corridor and shall be based on approximately 13,276 rentable square feet, as adjusted upon re-measurement under this paragraph 1.2.

                  In the event of a change of the rentable area of the Premises as a result of this remeasurement, all lease provisions relating to measurements of the Premises and the parties' rights and obligations resulting therefrom shall be adjusted accordingly, including but not limited to Tenant's obligation to pay Rent and Tenant's Percentage Share as defined herein.

         1.2.1    SATELLITE DISH ANTENNA; SHAFT USE.
                  ---------------------------------

                  A. RIGHT TO USE. Tenant shall have the right during the term hereof, at Tenant's sole cost and expense, to install and operate two (2) satellite dish antennae on the roof of the Building per the attached plan of the intended installation (Exhibit "A1"), subject to space availability and provided there is no interference with existing equipment. The installation of such antennae shall be subject to Landlord's prior written approval of all technical and construction plans and specifications, which approval shall not be unreasonably withheld or delayed. Tenant shall obtain all governmental approvals and permits and shall comply with all applicable codes, laws and regulations, and specifically all applicable FCC regulations and requirements in connection with the installation and operation of said equipment. Tenant agrees to remove all equipment so installed upon termination of the Lease and agrees to restore the Building, including but not limited to the affected roof area, to its original condition. Tenant shall be responsible for all damages caused to the Building and/or Landlord's property or that of other tenants as a result of the installation, maintenance or removal of the equipment. Tenant agrees that access to the satellite dish antenna shall be provided by Landlord's maintenance staff at the Building during regular working hours and upon call for, emergency purposes. Landlord shall provide access to the building risers, shafts and common areas as necessary for the installation and maintenance of fiber optics, telecom, data cabling, and other related equipment to the Premises as well as for Tenant's Satellite Dish Antenna.

                  B. MISCELLANEOUS. Tenant will at all times maintain comprehensive general and commercial liability insurance for its equipment and its operation. If it is determined in the future that any health hazard may result from the operation of this equipment, or if any governmental agencies determine new regulations for such installations, then Tenant agrees to comply immediately or remove the equipment, without terminating the Lease and/or its Right To Use under this Paragraph, until such non-complying condition is remedied. Tenant shall be liable for all claims which may arise out of the installation and operation of its equipment.

         1.2.2. ELEVATOR ACCESS CONTROL. Landlord, subject to Landlord's review of the proposed system and provided all zoning and governmental regulations are complied with, shall permit Tenant to install a controlled access system for the 9th floor.

         1.3. TENANT'S PERCENTAGE SHARE. 14.04%. Tenant's' Percentage Share shall be adjusted if the rentable area of the Building or the Project is increased or decreased.

         1.4. COMMENCEMENT DATE OF LEASE. On the Rent Commencement Date as defined in paragraph 1.6 below.

         1.5. LEASE TERM/EXPIRATION DATE OF LEASE: The Lease Term ("Lease Term") shall commence on the Commencement Date and shall expire the last day of the 60th month after Rent Commencement Date ("Expiration Date").

         1.5.1. RENEWAL OPTIONS. Tenant shall have two (2) consecutive options (the "Renewal Options") to extend the Lease Term for consecutive periods of five (5) years each (the "First and Second Renewal Periods" respectively). The rental rate for each Renewal Period shall be equal to the prevailing market rent for properties similar to the Building in quality, size, location and use in Miami Florida on the date of the exercise of the Renewal Option, taking into account size and location of the Premises, any rent concessions, moving concessions, tenant allowances, and brokerage commissions prevailing in the market at such time, as well as Tenant's creditworthiness, length of the term, and extent of services provided or to be provided. Tenant shall exercise its option rights not later than one hundred eighty (180) days before the expiration date of the then current Lease Term. Landlord shall provide Tenant with its determination of the prevailing market rent within ten (10) days after receipt of Tenant's notice to exercise its Renewal Option. Tenant shall have twenty (20) days after receipt of Landlord's notice in which to notify Landlord of any objection thereto. In the event Tenant notifies Landlord of its objection to `the computation of such rental rate, then the parties shall negotiate in good faith for a period not to exceed thirty (30) days in order to come to agreement thereon. In the event the parties are unable to agree upon such rate within' such thirty (30) day period, then Tenant shall have the right, via written notice to Landlord within 10 days thereafter, to either revoke its exercise of the Renewal Option or to have the matter submitted to arbitration as follows: Each party shall select at its sole cost and expense, within ten (10) days thereafter, an arbitrator with at least five (5) years of experience in the valuation of office buildings in the Miami area. Each such arbitrator shall submit its valuation of the prevailing market rental rate in accordance herewith within ten (10) days after selection, and if the valuations are within ten percent (10%) of each other, then the valuations shall be averaged together to arrive at the prevailing market rent of the Premises. In the event the valuations have a disparity greater than ten percent (10%), then the arbitrators shall select a third arbitrator, who shall submit his/her valuation in accordance with the foregoing within ten (10) days after selection. The two valuations which are the closest to each other shall then be averaged together to arrive at the prevailing market rate. The cost of the third arbitrator shall be shared by the parties.

         1.5.2. RIGHT OF FIRST OFFER. If Tenant is not in default under the Lease beyond any grace or cure period, as may be applicable, Tenant shall have one time Right of First Offer to lease Suite 800, which is contiguous to Suite 808 and marked on Exhibit "A" and any part or all of the 7th floor space, and other space in the building ("Expansion Space"), during the Lease Term as the space becomes available, subject to any encumbrances which may exist at the time this Lease Agreement is signed or at the time the space becomes available, at Market Rent, as defined below. The Landlord shall offer such space to Tenant when it becomes available and Tenant shall exercise its right under this paragraph by giving written notice to Landlord of its exercise of this right and acceptance of Landlord's offer not later than twenty (20) days following its receipt of Landlord's offer. Expansion Space shall be deemed available when it is vacant and broom clean and not subject to any tenant rights other than Tenant's right herein. Upon exercise of Tenant's right under this paragraph, the parties shall execute an amendment to the Lease whereby the Expansion Space shall be included in the definition of the "Premises" under the Lease and shall be subject to the terms of Landlord's offer accepted by Tenant. If not accepted, Tenant's right under this paragraph shall terminate as to the offered space, except that, if Tenant does not exercise its right hereunder only because the. parties were unable to agree on the Market Rent, Tenant's right hereunder shall continue if Landlord markets the Expansion Space to third parties at less than 95% of the Market Rent offered to Tenant.

                  Market Rent shall be defined as the rental rate which is equal to the' prevailing market rent for properties similar to the Building in quality, size, location and use in Miami Florida on the date of the exercise of the Right of First Offer, taking into account size and location of the Premises, any rent concessions, moving concessions, tenant allowances, and brokerage commissions prevailing in the market at such time, as well as Tenant's creditworthiness, length of the term, and extent of services provided or to be provided.

                  Tenant's Flight of First Offer shall be limited to a total area of Expansion Space of 31,638 square feet in the Building and shall automatically terminate when size has been reached.

         1.6. RENT COMMENCEMENT DATE. On the Completion Date as defined in Paragraph 5.3.4 of the Building Standard Workletter attached as Exhibit "C" and pursuant to Landlord's written notice to Tenant that the Tenant Improvements as described in Paragraph 1.15 hereof have been substantially completed and that the Premises are ready for occupancy and that a permanent or temporary certificate of Occupancy or equivalent has been issued for the Premises by Miami-Dade County, with or without actual entry by Tenant subject to the adjustments provided in Paragraph V of Exhibit "C". The parties shall execute a Rent Commencement Date Certificate in the form attached as Exhibit "B."


         1.7. RENT. From and after the Rent Commencement Date, and throughout the Lease Term, Term shall pay as Rent to Landlord.

                  (1) Base Rent shall be $139,398.00 per year or $10.50 per rentable square foot per year, payable in equal monthly installments of $11,316.5 per month, during the first year of the Least Term and thereafter subject to annual adjustment as hereinafter provided.

                  (2) Operating Expenses Rent in the amount of Taxes and Operating Expenses, as these terms are defined in paragraph 2 of this Lease, and payable pursuant to paragraph 6 of the Lease. Operating Expenses Rent is herein also called "CAM". The Common Area Maintenance
                       (CAM) charge for the calendar year 2000 is estimated as $10.50 per rentable square foot.

                  Rent is due on the first day of each calendar month at Landlord's address stated in this paragraph 1., together with all applicable sales and/or rent taxes thereon, without demand, deduction or setoff during the Lease Term. Any payments of sums required hereunder to be made to Landlord by Tenant, other than Rent as designated herein, shall be deemed Additional Rent, whether or not designated as such. The collection of Rent and Additional Rent may be enforced in the same manner permitted for the collection of Base Rent as allowed in the jurisdiction in which the Building is located. If the Lease Term commenced during a calendar month, Rent shall be prorated on a thirty (30) day basis for such month.

         1.7.1. RENT ADJUSTMENT(S) DURING THE LEASE TERM FROM RENT COMMENCEMENT DATE:

                                                                  ADJUSTED
                                          BASE RENT PER           MONTHLY           MONTHLY
                  ADJUSTMENT MON.         RENTABLE SQ. FT.        BASE RENT         CAM
                  ---------------         ----------------        ---------         -------
                  01-12                   $10.50                  $11,616.50        $11,616.50
                                                                                    (2000 est.)

                  13-24                   $11 .50                 $12,722.83        to be determ.

                  25-36                   $12.50                  $13,829.17        to be determ

                  37-48                   $14.00                  $15,488.67        to be determ

                  49-60                   $15.50                  $17,148.17        to be determ


                  Tenant's monthly Base Rent and CAM excluding sales tax/ charges during the calendar year 2000: $23,233.00.00

         1.8.     SECURITY DEPOSIT:

                  $11,616.50 which is the amount of one (1) month of Base Rent and the amount of $11,616.50 which is the amount of one (1) month of estimated CAM charge for the calendar year 2000, excluding Florida Sales Taxes. The amount of the Security Deposit is due upon execution of this Lease together with the first month's Rent, including sales tax, in the total amount of $47,976.15.

                  As an additional Security Deposit, Tenant shall provide to Landlord at the time of execution of this Lease a decreasing value standby irrevocable letter of credit ("LC"), confirmed by a reputable local US bank reasonably acceptable to Landlord in the amount of $100,000.00 and valid for the initial Lease Tern, and in compliance with any renewal requirements of the bank, as further security to ensure the financial obligations of Tenant under this Lease. The face amount of the LC shall automatically reduce by $20,000.00 to $80,000.00 on the 3rd anniversary of' the Lease Commencement Date and by an additional $20,000.00 to $60,000.00 on the 4th anniversary of the Lease Commencement Date. The LC shall be payable to Landlord. Tenant's failure to maintain the LC for the Lease Term shall be a material default under this Lease. In such event or any other event of default hereunder, which default is not cured within the applicable grace and/or cure period, Landlord shall be authorized to draw the full face amount of the LC (or such lesser amount as may be sufficient to remedy such default) by notice to the issuing bank that Tenant is in default (beyond any applicable grace and/or cure period) under this Lease and that Landlord requests payment to it of the face amount of the LC. Said notice does not have to be in a particular form, but shall be certified by an officer of Landlord or Landlord's managing agent.

         1.9.     PERMITTED USE:  General Office.

         1.10.    TRADE NAME:  N/A.

         1.11. PARKING SPACES: Tenant shall be entitled to up to five (5) reserved parking spaces per 1,000 rentable square feet of leased Premises up to 10,000 and four (4) reserved spaces per 1,000 rentable square feet of leased Premises from 10,000 to 15,000 rentable square feet in the garage tower of the Building at a monthly charge of Sixty and 00/100 Dollars ($60.00) per space plus Florida sales tax and/or any other governmental charges, or in the basement of the Building at a monthly charge of Seventy and 00/100 Dollars ($70.00) per space plus Florida sales tax, and/or any other governmental charges. On any extension of the Lease, Landlord, at its option, may adjust the monthly charge to the then prevailing market rental. Additional parking is available subject to availability at market rates.

         1.12. LATE CHARGES: The parties agree that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the amount of which is extremely difficult to ascertain. Therefore, the parties agree that if any installment of Rent is not received by Landlord within ten
                  (10) days after Rent is due, Tenant will pay to Landlord a sum equal to 5% of the monthly Rent as a late charge. In addition, all other charges due hereunder which are not paid when due shall bear interest from the due date until paid at the Default Rate.

         1.13.    CALCULATION OF OPERATING EXPENSE RENT:  See paragraph 6.

         1.14.    GUARANTOR(S):  Omitted.

         1 .15.   TENANT IMPROVEMENTS.

         1.15.1 PREMISES. Landlord at its expense shall build out the Premises pursuant to the layout shown on the attached Exhibit "C(1)". The respective obligations, covenants and agreements of Landlord and Tenant to construct the Premises, including the division of responsibilities and procedures for design and construction and for payment of costs and expenses are more specifically set forth in Exhibit "C" (Building
                  Standard Workletter). Landlord agrees to provide to Tenant a Tenant Improvement Allowance in an amount equal to the number of square feet of Net Useable Area within the Premises multiplied by $27.00 ("Tenant Improvement Allowance"), of which $2.00 per useable square foot shall be applied to architectural fees.

         1.15.2 POSSESSION. Taking possession of all or any portion of the Premises by Tenant after Landlord's notice of the Rent Commencement Date shall be conclusive evidence as against Tenant that the Premises or such portion thereof are in satisfactory condition on such date of possession, subject only to any deficiencies listed in writing in a notice delivered by Tenant to Landlord not more than thirty (30) days after the Rent Commencement Date.

         1.15.3 NET USEABLE AREA. Net Useable Area shall mean the total area within the Premises as measured from the interior surface of exterior walls, windows and doors to the mid-point of all interior demising walls, windows and doors, without deduction for columns or projections. For the purpose of this Lease, the Net Useable Area of the Premises shall be 11,299 useable square feet subject to adjustment by re-measurement as provided in paragraph 1.2. hereof.

         1.15.4 SUPPLEMENTAL AIR CONDITIONING. Upon Landlord's review and written approval of Tenant's plans and at the same time as Landlord performs the Tenant improvements on the ninth (9th) floor Premises, Tenant may install supplemental air conditioning equipment on the ninth (9th) floor to cool Tenant's computer equipment on said floor. If Tenant is not intending to install such equipment at the time of its initial occupancy, then Tenant must later comply with Landlord's rules and regulations governing approval of such alteration, which approval shall not be unreasonably withheld or delayed.

         1.15.5 EARLY ENTRY. Tenant shall be permitted to enter the Premises before the Commencement Date in order to prepare the Premises for occupancy, and install Tenant's workstations and cabling. Tenant's early entry shall be at Tenant's solo risk and subject to all the terms and provisions of this Lease as if the Commencement Date had occurred, except for the payment of Rent, as this term is defined in paragraph 1.7 below, which shall commence on the Commencement Date. Tenant, its agents, or employees will not interfere with or delay Landlord's completion of Landlord's work. All rights of Tenant hereunder will be subject to the requirements, of all applicable building codes, zoning requirements, and federal, state, and local laws, rules, and regulations, so as not to interfere with Landlord's compliance with all laws, including the obtaining of a certificate of occupancy for the Premises. Landlord has the right to impose additional conditions on the Tenant's early entry that Landlord, in its reasonable discretion, deems appropriate including, without limitation, indemnification of Landlord and proof of insurance, and will further have the right, to require that Tenant execute an early entry agreement containing those conditions prior to Tenant's early entry.

         1.16. ADDRESS FOR PAYMENT/NOTICES. Address for payment of rent and notices,


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

                  which is subject to change by written notice to the other party at its then current address:

                  Landlord:                           Tenant:

                  Uccello Immobilien, GmbH            StarMedia Network, Inc.
                  c/o Welsh Companies, S.E.           999 Brickell Avenue
                  999 Brickell Ave., Suite 101        Suite 900
                  Miami, Florida  33131               Miami, Florida 33131
                  Tel.   (305) 372-8828               Tel.   (305) 374-0100
                  Fax   (305) 372-9767                Fax   (305) 374-8181

                                                      With copy to:

                                                      StarMedia Network, Inc.
                                                      Attn:  General Counsel
                                                      75 Varick Street
                                                      New York, New York  10013

         1.17.    BROKER: The Broker[s] [is] OR [are]:  Welsh Companies,
                  S.E., Inc. as Landlord's Broker, and The Langhorne Company as Tenant's Broker. Landlord will bear the cost of the commission payable to Brokers in connection with this Lease, if any. The commission payable to The Langhorne Company by the Landlord is 4% of the net Base Rent; payable by Tenant to Landlord for the initial term of the Lease, excluding any renewals or expansions, except that Landlord shall pay a commission of 4% of the net Base Rent on expansions that occur within 36 months of' the Lease Commencement Date. All commission payments are due upon Tenant's occupancy of the Premises. Landlord and Tenant warrant and represent to each other that they have not consulted or negotiated with any broker or finder with regard to the Premises or this Lease other than Brokers identified herein. If either party shall be in breach of the foregoing warranty, such party shall indemnify the other against any loss, liability and expense (including attorneys' fees and court costs) arising out of claims for fees or commissions from anyone having dealt with such party in breach.

         1.18. BUILDING OPERATING HOURS: Current Building Operating Hours are from 7:00 a.m. to 7:00 p.m., Monday through Friday except on legal holidays. Upon Tenant's prior written request to be received by Landlord not later than by 5:00 p.m. on the preceding business day, Landlord will provide at no charge to Tenant HVAC services on Saturdays from 9:00 a.m. to 1:00 p.m., legal holidays excluded. The Building Operating Hours as set forth above shall not be reduced during the term of this Lease, as the same may be extended.

                  Tenant shall have 24 hour, 7 day a week, 365 day a year access to the Premises although during non-Building Operating Hours, Tenant may need to present a pass or comply with other reasonable rules and regulations.

         1 .19. REDESIGN OF ELEVATOR LOBBIES: If Tenant does not exercise its Right of First Offer to lease Suite 800 pursuant to paragraph 1.5.2 hereof, Landlord reserves the right to redesign the elevator lobby by Landlord's architect on the eighth (8th) Building floor, in order to provide an enlarged new lobby design pursuant to Building standard, as outlined on the attached Exhibit "D." Such redesign will increase the lobby area by moving the frontage line of the Premises to the existing elevator lobby by approximately 3 to 4 feet into the area of the Premises as defined in paragraph 1.2 above. In such event, the rentable area of the Premises shall be adjusted and remeasured by Landlord's architect pursuant to B.O.M.A. standards and the Lease provisions and financial terms which are affected or determined by the measurements of the Premises shall be adjusted accordingly. Tenant hereby consents to the required construction work affecting the Premises. Landlord shall make diligent efforts to ensure that such work does not unreasonably interfere with Tenant's use of the Premises and provide Tenant with at least thirty (30) days of prior written notice of commencement of construction ("Redesign Commencement Date"). In said notice, Landlord shall specify the area of the Premises which must be made available by Tenant by the Redesign Commencement Date. The parties shall cooperate during the notice period to prepare for the redesign work in order to ensure that the Redesign Commencement Date is kept. Tenant acknowledges and agrees that the plans and specifications for Tenant's improvements and/or alterations to the Premises to be performed under the Lease shall duly consider the possibility of such redesign.

         1.20. JANITORIAL SPECIFICATIONS. The following janitorial specifications shall apply to the Premises:

                  Monday - Friday:
                               Vacuum carpets and mop vinyl and tile floors
                               Empty trash cans Clean bathroom fixtures, restock all paper and soap Mop bathroom floors Clean elevator and elevator lobby

                  Weekly:      Wipe down desks, glass walls and doors

                  Monthly:     Buff vinyl floors, kitchen floors
                               Clean interior of building windows
                               Clean air vents, dust furniture and filing cabinets

2. DEFINITIONS: Unless the context otherwise specifies or requires, the following terms will have the meanings set forth below:

         2.1. COMMON AREAS: All areas and facilities outside the Premises and within the exterior boundaries of the Project that are not leased to other tenants and that are provided and designated by Landlord, in its sole discretion from time to time, for the general use and convenience of Tenant and other tenants of the Project and their authorized representatives, invitees and the general public. Common Areas are areas within and outside of the Building in the Project, such as common entrances, lobbies, pedestrian walkways, patios, landscaped areas, sidewalks, service corridors, elevators, restrooms (other than those within any tenant's leased premises), stairways, decorative walls, plazas, loading areas, parking areas, and roads.

         2.2. OPERATING EXPENSES: All costs of operating, servicing, administering, repairing and maintaining the Project (excluding costs paid directly by Tenant and other tenants in the Project or otherwise reimbursable to Landlord), the landscaping of Common Areas of the Project and the parking areas within the Project boundaries. Such costs include Taxes, as this term is defined in paragraph 2.5 below and any reasonable and necessary costs of operation, maintenance and repair, computed in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), and will include, by way of illustration, but not limitation:

                           (i) All costs of managing, operating and maintaining the Project, including, without limitation, management fees, wages, salaries, fringe benefits and payroll burden for employees utilized in the day to day operation of the Project; public liability, flood, windstorm property damage, rent loss, all risk and all other insurance premiums paid by Landlord with respect to the Project; water, sewer, heating, air conditioning, ventilating and all other utility charges (other than with respect to utilities separately metered and paid directly by Tenant or other tenants); the cost of contesting the validity or amount of real estate and personal property taxes; janitorial services; access control; window cleaning; elevator maintenance; fire detection and security devices and services; gardening and landscape maintenance; trash, rubbish, garbage and other refuse removal; pest control; painting; facade maintenance; lighting; exterior and partition (demising) wall repairs; roof repairs; maintenance of all steam, water and other water retention and discharging piping, lakes, culverts, fountains, pumps, weirs, lift stations, catch basins and other areas and facilities whether or not on-site; canal embankment and related maintenance repair and repainting of sidewalks and roads due to settlement and pothoIes and general resurfacing and maintenance of parking areas; sanitary control;

                           depreciation of machinery and equipment used in any of such maintenance and repair activities; management fees; road sidewalk and driveway maintenance; and all other Project maintenance, repairs and insurance. The controllable costs (all costs except Utilities, Taxes, and Insurance) will be capped at a 5% per year increase.

                           (ii) The costs (amortized together with a reasonable finance charge in accordance with GAAP) of any capital improvements or investment items which are for the sole purpose of reducing (or minimizing increases of) Operating Costs or improving the security of the Building or are or may be required by Governmental agencies, including but not limited to improvements prescribed by the Americans wit Disabilities Act ("ADA") and other such mandated programs, which may occur from time to time. All such costs shall be amortized on a straight-line basis over the reasonable life of the capital investment item(s), determined in accordance with generally accepted accounting principles and in no event to extend beyond the reasonable life of the Building.

                           (iii) The costs of all supplies, materials and equipment used in operation and/or maintenance of the Building and Land;

         Except as provided above, Operating Expenses shall not include:

                  (a)  Depreciation on the Project or any Common Areas;

                  (b) costs of space planning, tenant improvements, marketing expenses, finders fees and real estate broker commissions;

                  (c) any and all expenses for which Landlord is reimbursed (either by an insurer, condemnor or other person or entity), but only to the extent of such reimbursement, and any and all expenses for which Landlord is reimbursed or entitled to reimbursement by a tenant in the Project pursuant to a lease provision in such tenant's lease;

                  (d) salaries for personnel above the grade of senior property manager, senior controller, senior accountant and senior engineer;

                  (e) costs in connection with services or benefits of a type which are not provided to Tenant, but are provided to another tenant or occupant;

                  (f) mark-ups on electricity and condenser cooling water for heat pumps in excess of Landlord's costs therefor;

                  (g) Landlord's general overhead and administrative expenses not directly allocable to the operation of the Project;

                  (h) cost of repair or other work necessitated by the gross negligence or willful misconduct of Landlord or Landlord's employees contractors or agents;

                  (1) Landlord's federal and state income taxes, inheritance taxes, gift taxes and similar taxes not directly attributable to the operation of the Building and the Project;

                  (j) any costs or expenses incurred to bring the Building or any part thereof, and the property on which the Building is located, into compliance with applicable laws (including, without limitation, the Americans With Disabilities Act), or to remove or remediate hazardous materials and waste, except as provided in paragraphs 2.2(ii) hereof.

         2.3 RENTABLE SQUARE FEET: The number of square feet of net rentabIe area as computed in accordance with BOMA standard as exists on the date of this Lease.

         2.4 DEFAULT RATE: The lower of the maximum lawful rate of interest or 16%.

         2.5 TAXES: All impositions, taxes, assessments (special or otherwise, water and sewer charges and rents, and other governmental liens or charge of any and every kind, nature and sort whatsoever, ordinary and extraordinary, foreseen and unforeseen, and substitute therefore including all taxes whatsoever (except only those taxes of the following categories: any inheritance, estate, transfer, or gift taxes imposed upon Landlord or any income taxes specifically payable by Landlord as a separate tax paying entity without regard to Landlord's income source as arising from or out of the Building and/or the land on which it is located) attributable in any manner to the Building and/or the Land (however the term may be defined) receivable therefrom or any part thereof, or any use thereof, or any facility located therein or thereon or used in conjunction therewith or any charge or other payment require to be paid to any governmental authority, whether or not any of the foregoing shall be designated "real estate tax", "sales tax", "rental tax", "excise tax", or "business tax" or designated in any other manner.

3.       PREMISES:

         3.1. LEASE OF PREMISES: Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the agreements, covenants, conditions and provisions set forth in this Lease, to which Landlord and Tenant hereby mutually agree, the premises (the "Premises") described in paragraphs 1.1 and 1.2 above.

         3.2.     PROJECT:  The  Premises are a part of the office project
                  (the "Project") described in paragraph 1. Landlord may increase, reduce or change the number, dimensions or locations of the walks, buildings, lobbies, parking and other Common Areas and other improvements located in the Project in any manner that Landlord, in its sole discretion shall deem proper. Landlord further reserves the right to make alterations and/or additions to and to build or cause to be built additional stories on the Building in which the Premises are situated and to add any buildings within the Project site. Landlord reserves the right to install, maintain, use, repair and replace, pipes, ducts, conduits and wires leading through the Premises and serving other parts of the Project in a manner that will not materially interfere with Tenant's use of the Premises. Landlord will also have the right to increase and expand the size of the Project and/or the Project site by adding additional land, buildings and other structures to the Project. Landlord shall have the right to grant easements for ingress, egress or other purposes within or across the Project or the Project site. Landlord shall have the right to change the Project's name without notice, to change the Project's street address upon 9 days prior notice, to grant to any person or entity the exclusive right to conduct any business or render any service in or to the Project, (provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose set forth in paragraph 1., to retain at all times master keys or passkeys to the Premises, and to place such signs, notices or displays as Landlord reasonably deems necessary or desirable upon the roof and exterior of the Project.

                  Landlord shall not exercise its rights under this Section in sue manner as would reduce Tenant's allocable parking, affect in a material way Tenant's access, or increase Tenant's costs under this Lease, or reduce Landlord's services.

         3.3.     RELOCATION OF TENANT:  [Intentionally Omitted]

4.       COMMON AREAS:

         4.1. TENANT'S RIGHT TO USE COMMON AREAS: Landlord grants Tenant and its authorized representatives and invitees the non-exclusive right to use the Common Areas with others who are entitled to use the Common Areas subject to Landlord's rights as set forth in this Lease.

         4.2.     LANDLORD'S CONTROL:  Landlord has the right to:

                  (a) establish and enforce reasonable rules and regulations applicable to all tenants concerning the maintenance, management, use and operation of the Common Areas;

                  (b) close, if necessary, any of the Common Areas to prevent dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas;

                  (c) close temporarily any of the Common Areas for maintenance purposes;

                  (d) select a person, firm or corporation which may be an entity related to Landlord to maintain, manage, and/or operate any of the Common Areas; and

                  (e) designate other lands outside the exterior boundaries of the Project to become part of the Common Areas.

                  Notwithstanding the provisions of this Subparagraph, in exercising its rights hereunder, Landlord will provide reasonable access to and from the Premises.

5.       RENT:

         5.1. BASE RENT: Tenant will pay to Landlord as rent for the use and occupancy of the Premises at the times and in the manner provided below, Base Rent in the amount specified in Paragraph 1 above payable in advance on the Commencement Date and on or before the first day of each and every successive calendar month during the term hereof without demand, setoff or deduction.

         5.2. SALES TAX; ADDITIONAL RENT; DEFINITION OF RENT: In addition to the Base Rent, Tenant agrees to pay Landlord monthly all sales or use taxes or excise taxes imposed or levied by the State of Florida or any other governmental body or agency against any rent or any other charge or payment require hereunder to be made by Tenant to Landlord. All sums of money as shall become due and payable by Tenant to Landlord under this Lease, including but not limited to Base Rent, Operating Expenses Rent pursuant to paragraph 6 below and sales tax, shall be defined as and payable as Rent under this Lease which Tenant shall be obligated to pay. Landlord's remedies for default in the payment of additional Rent shall be the same as are available to Landlord in the case of a default in the payment of Base Rent.

         5.3 PRORATION: If the Lease Term shall begin during a calendar month, then in order that the Base Rent, Operating Expenses Rent pursuant to Paragraph 6 below, and all related amounts described herein, may be placed on a calendar month basis, the amounts due for such portion of the particular calendar month shall be apportioned and paid on the basis of a month of thirty (30) days.

6.       OPERATING EXPENSES:

         6.1. OPERATING EXPENSES RENT: In addition to Base Rent, Tenant shall ay Tenant's Percentage Share, as specified in paragraph 1 above, of the Operating Expenses paid or incurred by Landlord in each year ("Operating Expenses Rent").

         6.2. Payment: Prior to the Commencement Date and thereafter during December of each calendar year or as soon thereafter as practicable, Landlord will give Tenant written notice of its estimate (line item and detailed support, included) of Operating Expenses Rent for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant will pay to Landlord 1/12th of such estimated amounts, provided that if such notice is not given in December, Tenant will continue to pay on the basis of the prior year's estimate until the month after such notice is given. If at any time or times it appears to Landlord that the amounts payable for Operating Expenses Rent for the current calendar year will vary from its estimate by more than 10%, Landlord, by written notice to Tenant, will revise its estimate for such year, and subsequent payments by Tenant for such year will be in an amount so that by the end of such year Tenant will have paid a total sum equal to such revised estimate. Landlord will indicate in its notice to Tenant the reasons Landlord believes its estimate is low by more than 10%.

                  Landlord agrees to maintain accounting books and record reflecting Operating Expenses of the Building and Land in accordance with generally accepted accounting principles.

                  Within one hundred twenty (120) days following the end of each calendar year during the Term hereof, Landlord shall submit to Tenant statement showing the actual amount of Operating Expenses and Taxes or the past calendar year, the amount thereof actually paid during that year by Tenant and the amount of the resulting balance due thereon, or overpayment thereof, as the case may be. Within thirty (30) days after receipt by Tenant of said statement, Tenant shall have the right to inspect Landlord's books and records, at Landlord's office, during normal business hours, after four (4) business days prior written notice, showing the Operating Expenses and Taxes for the Building for the calendar year covered by said statement. Said statement shall become final and conclusive unless Landlord receives written objections with respect thereto within said thirty
                  (30) day period. Any balance shown to be due pursuant to said statement shall be paid by Tenant to Landlord within thirty
                  (30) days following Tenant's receipt thereof. Any overpayment shall be credited against Tenant's obligation to pay expected Operating Expenses Rent, or if by reason of any termination of the Lease no such future obligation exists, refunded to Tenant. Anything herein to the contrary notwithstanding, Tenant shall not delay or withhold payment of any balance shown to be due pursuant to the statement rendered by Landlord to Tenant, pursuant to the terms hereof, because of any objection that Tenant may raise with respect thereto. The provisions of this paragraph hail survive the expiration or termination of this Lease.

         6.3 PRORATION: If for any reason other than the default of Tenant this Lease terminates on a day other than the last day of a calendar year, th amount of Operating Expenses Rent payable by Tenant applicable to the calendar year in which such termination occurs will be prorated on the basis which the number of days from the commencement of such calendar year to and including such termination date bears to 365.

         6.4 TAXES PAYABLE BY TENANT: Tenant shall be directly responsible for taxes upon, measured by, or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant other than the initial improvements to be installed at Landlord's expense regardless of whether title to such improvements is in Tenant or Landlord.

7.       USE OF PREMISES:

         7.1. EFFECT ON INSURANCE: Tenant shall not use any portion of the Premises for purposes other than those specified in paragraph 1 no other use shall be made or permitted to be made upon the Premises, nor acts done which will increase the existing rate of insurance upon the Project, or cause cancellation of insurance policies covering said Project, provided, however, that mere use in accordance with the permitted use shall not cause Tenant to be in violation hereof.

         7.2. CONTINUOUS OPERATION: Tenant will not leave the Premises unoccupied or vacant and will continuously conduct and carry on in the Premises the type of business for which the Premises are leased. Tenant shall not be in default hereof if the Premises is vacant or not continuously utilized for less than ninety (90) days, or is vacant or not continuously utilized pending Tenant's completion of its active efforts to sublease the Premises and/or assign the Lease, provided Tenant at all times continues to maintain the Premises and provides full access to the Premises to Landlord, and further provided that Tenant's failure to comply with its maintenance and access obligations during such period shall be an Event of Default pursuant to paragraph 21 hereof and entitles Landlord to all its default remedies under this ease.

                  Notwithstanding Landlord's other rights and remedies under this Lease, Landlord may terminate the Lease or Tenant's right to possession and recapture the Premises effective upon ten
                  (10) days prior written notice to Tenant, in the event Tenant has discontinued its operations on the Premises for more than ninety (90) days, and re-lease the Premises for Landlord's own account or on behalf of Tenant.

         7.3. MISCELLANEOUS RESTRICTIONS: Tenant will operate from the Premises using the Trade Name set forth in paragraph 1, if any or any other trade name in lieu of such Trade Name which Tenant or any of its affiliates or any permitted sublessees or assignees may use. Tenant will not use the Premises for or permit in the Premises any offensive, noisy, or dangerous trade, business, manufacture or occupation or interfere with the business of any other tenant in the Project. Tenant agrees not to cause, permit or suffer any waste or damage, disfigurement or injury to the Premises or the fixtures or equipment thereof or the Common Areas. Tenant will not use the Premises for washing clothes or cooking and nothing will be prepared, manufactured or mixed in the Premises which might emit any offensive odor into the Project. Tenant will not obstruct the sidewalks or Common Areas in the Project or use the same for business operations or advertising. Tenant will not use the Premises for any purpose which would create unreasonable elevator loads, cause structural loads to be exceeded or adversely affect the mechanical, electrical, plumbing or other base building systems. Tenant will at all times comply with the Rules and Regulations of the Project attached hereto as Schedule III and with such additional rules and regulations as may be adopted by Landlord from time to time. Provided that said rules and regulations shall be enforced in a uniform and non-discriminatory manner.

8.       PARKING:

         8.1. TENANT'S PARKING RIGHTS: Subject to the rules and regulations of he Project,

                  Tenant shall be entitled to use of the Building's surface parking lot set forth in Paragraph 1 above. Only automobiles, motorcycles and pickup trucks will be permitted on the parking areas.

         8.2. LANDLORD'S CONTROL OVER PARKING: Tenant and its authorized representatives shall park their cars only in the surface parking lot ("Designated Parking Areas") which are specifically designated for that purpose by Landlord. Within 5 days after written request by Landlord, Tenant will furnish to Landlord the license numbers assigned to its cars and the cars of all of its authorized representatives. If Tenant or its authorized representatives fails to park their cars in the Designated Parking Areas in compliance with this Lease, Landlord may charge Tenant as and for liquidated damages $45.00 per each day or partial day for each car parked in areas other than those designated. Tenant will not park or permit the parking of any vehicles adjacent to loading areas so as to interfere in any way with the use of such areas. Landlord shall have the right, in Landlord's sole discretion, to designate portions of or spaces in the Designated Parking Areas for the exclusive use of a particular tenant or particular tenants, but not in any manner which unreasonably discriminates against Tenant as to location. Landlord will have the right to institute reasonable procedures and/or methods to enforce the terms of this Subparagraph or otherwise regulate parking, including the use of a towing or booting service to tow or boot improperly parked vehicles.

         8.3 The Designated Parking Areas are provided by Landlord as a convenience to Tenant only and not to Tenant's guests or visitors, except as expressly permitted in this Lease, and shall be used at the sole and exclusive risk of the Tenant. Landlord does not accept any responsibility for injury to any persons, damage or loss of any automobiles or other property, while in the parking facility and common and other areas of the Building, whether under the control of the Landlord or some third party. Landlord accepts no responsibility for the regulation of the parking area nor for persons who improperly park automobiles in spaces assigned to another tenant or operate automobiles in an improper manner. Landlord is under no obligation to provide a parking attendant, doorman or valet, and is under no obligation to provide security for automobiles parked in the Designated Parking Areas.

9. GRAPHICS: Landlord, at Tenant's sole cost and expense, will install and maintain all letters or numerals on the entrance doors for the Premises. All such letters and numerals shall be in the form specified by Landlord, and no other shall be used or permitted on the Premises. Tenant shall not place any signs within the Premises which are visible from the outside of the Premises without Landlord's prior written approval. However, Tenant may install an exterior monument sign subject to code compliance and permitting, and subject to Landlord's review and prior written approval of Tenant's design and construction plans, which shall not be unreasonably denied or delayed.

         In the event that Tenant leases a total of 3 full floors at the Building within the initial Lease Term, Landlord agrees not to unreasonably withhold consent to Tenant's request for exterior Building signage rights in an area that will not conflict with signage rights which are inherent to the "bank" or "retail" space on the first four floors of the Building.

         Any exterior signage shall be constructed and installed at Tenant's cost and subject to Landlord's prior written approval of the design, location and installation.

         Tenant shall be responsible for all costs of maintenance and power consumption of all signs and shall at all times maintain such signs in good condition and repair and in operation. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, suits, or actions whatsoever which may arise as a result of the existence, maintenance and operation of such signs. Upon termination or expiration of the Lease, Tenant shall, at its cost, remove all signs an restore the area of their installation to the original condition, ordinary wear and tear excepted.

10.      ASSIGNMENT AND SUBLETTING; ENCUMBRANCE:

         10.1 NO TRANSFERS. Tenant shall not assign this Lease or sublet any portion of the Premises without prior written consent of the Landlord, which Landlord shall not unreasonably withhold or delay. Any change in the ownership of Tenant, if Tenant is a corporation or partnership, shall constitute an assignment for purposes of this paragraph, except as herein provided.

                  Notwithstanding any consent by Landlord, Tenant and Guarantor(s), if any, shall remain jointly and severally liable (along with each approved assignee and sublessee, which shall automatically become liable for all obligations of Tenant hereunder with respect to that portion of the remises so transferred), and Landlord shall be permitted to enforce the provisions of this Lease directly against Tenant or any assignee or sublessee without proceeding in any way against any other party. In the vent of an assignment, contemporaneously with the granting of Landlord's consent, Tenant shall cause the assignee to expressly assume in writing and agree to perform all of the covenants, duties and obligations of Tenant hereunder and such assignee shall be jointly and severally liable therefor along with Tenant (but any assignee who does not expressly assume such obligations in writing shall nevertheless be deemed to have assumed such obligations by acceptance of any such assignment). No usage of the Premises different from the usage provided for in paragraph 1 above shall be permitted, and all other terms and provisions of the Lease shall continue to apply after such assignment or sublease. Tenant shall not make or consent to any conditional, contingent or deferred assignment of some or all of Tenant's interest in this Lease without the prior written consent of Landlord, which Landlord may unreasonably withhold in its sole and absolute discretion. Tenant shall not enter into, execute or deliver any financing or security agreement that can be given priority over any mortgage given by Landlord or its successors, and, in the event Tenant does so execute or deliver such financing or security agreement, such action on the part of Tenant shall be considered a breach of the terms and conditions of this Lease and a default by Tenant entitling Landlord to such remedies as are provided for in this Lease. In the event of any assignment or sublease (other than permitted assignments and sublettings as hereinafter provided), Tenant shall pay to Landlord 50% of any "Transfer Premium" received by Tenant in connection therewith. As used herein, "Transfer Premium" shall mean all payments required to be paid by the assignee or sublessee in excess of the Base Rental, Operating Expenses and other amounts due from Tenant hereunder. If Tenant provides notice and has authorization to assign or sublet the lease, Tenant shall pay all legal and administrative costs related to such assignment or sublease, including the cost to redraft the lease document, and to process any consent. Landlord's consent shall be given or refused within thirty (30) days after Tenant's submission to Landlord of the proposed assignment or sublease together with all information about the proposed transferee which is reasonably requested by Landlord. Landlord's consent shall be deemed given if not refused within such thirty (30) day period.

         10.2 RIGHT OF RECAPTURE. Notwithstanding anything contained in 10.1 to the contrary, in the event Tenant desires to assign or sublet or seek permission for any assignment or subletting of all or any portion of the Premises, then Landlord shall have the right of recapture or of first refusal, as applicable, with respect to said space, and shall have the right, by notice to Tenant, to either recapture or to receive an assignment of the Lease or a sublease of the Premises on the same terms and conditions as the terms and conditions of the assignment or subletting proposed by Tenant. In the event Landlord should decide to exercise its rights pursuant to this paragraph, Landlord shall give to Tenant written notice exercising its right of first refusal herein contained within ten (10) business days from the date of Tenant's written notice to Landlord or written application to Landlord for consent to the assignment or subletting, in which event, in the case of a recapture, the Lease shall terminate, and in the case of an assignment or full subletting, Tenant shall be released from all obligations, rights and liabilities from and after the recapture date. In the event Landlord does not give such written notice within the ten (10) day period specified, then Landlord's right of first refusal herein contained shall be null and void, and of no further force and effect as to the space covered by the proposed assignment or sublease only. However, nothing contained herein shall in any way constitute an approval of the assignment or subletting by Landlord, nor shall anything herein contained be construed to impair, hinder or otherwise modify the required approval of Landlord as provided herein to any such assignment or subletting. The recapture date shall be the date as of which tenant intends to assign or sublease or the commencement date of the proposed assignment or sublease, as applicable.

         10.3 PERMITTED ASSIGNMENTS AND SUBLETTINGS. Tenant shall have the right, without Landlord's consent, to assign this Lease or sublease all or a portion of the Premises to any entity controlled by Tenant or which control Tenant, or which is under common control with Tenant, as well as any entity with which Tenant is merged or consolidated, or any entity which succeeds to Tenant's business by way of sale of all or substantially all of Tenant's stock or assets (or all or substantially all of Tenant's business at the Premises). In addition, since Tenant is a public company traded on a recognized exchange, the transfer of the shares of Tenant shall not be deemed an assignment of this Lease. Lastly, Tenant shall have the right, without Landlord's consent, to sublease up to one-half (1/2) of the Premises to another internet, wireless or computer related company, provided that Tenant or its affiliates remain in occupancy of the Premises. The transactions set forth in this paragraph are referred to as permitted assignments and sublettings. The provisions of
                  10.1 and 10.2 shall not apply to the permitted assignments and sublettings under this subparagraph 10.3.

         10.4 LANDLORD TRANSFERS. Landlord shall have the right to assign or transfer, in whole or in part, Landlord's rights and obligations hereunder and in the Project and the Premises and subsequent to any such assignment Landlord shall have no further obligations to Tenant.

11. ORDINANCES AND STATUTES: At Tenant's sole cost, Tenant will comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises, occasioned by or affecting the use thereof by Tenant, (not its mere use as office space) including, but not limited to the Americans With Disabilities Act, to the extent Tenant makes any alterations to the Premises following the Commencement Date. The commencement or pendency of any state or federal court abatement proceeding affecting the use of the Premises against Tenant shall, at the option of the Landlord, be deemed an Event of Default pursuant to paragraph 21 of this Lease. Further, Tenant agrees to comply with the Building Rules and Regulations and such other nondiscriminatory rules as are published from time to time by Landlord for the operation of the building and the facility serving it. The current Building Rules and Regulations in effect as of the date of this Lease are attached hereto as Schedule III.

12.      MAINTENANCE, REPAIRS, ALTERATIONS:

         12.1 TENANT'S OBLIGATIONS: Tenant acknowledges that the Premises are in good order and repair, unless otherwise indicated herein. Tenant shall, at its own expense and at all times, maintain the Premises in good and safe condition and shall surrender the same, at termination hereof, in as good condition as received, normal wear and tear excepted. Tenant shall promptly repair any damage done to the Premises and to the Building, or any art thereof, including replacement of damaged portions items, caused by Tenant or Tenant's agent, contractors, subcontractors, employees, invitees, or visitors. All such work or repairs by Tenant shall be effected in compliance will all applicable laws. If Tenant fails to make such repairs or replacements promptly, Landlord many, at its option, make the repairs or replacements, and Tenant shall pay the cost thereof to the Landlord within ten (10) days of Landlord's demand therefor. Tenant shall not make or allow to be made any alteration to or install any vending machines on the Premises without the prior written consent of the Landlord, except as permitted in the Building Rules and Regulations attached hereto. Any and all alterations to the Premises shall become the property of Landlord upon termination of this Lease (except movable equipment or furniture owned by the Tenant). Landlord may, nonetheless, require Tenant to remove any and all fixtures, equipment and other improvements installed on the Premises by giving notice to Tenant of such requirement at the time it approves such alteration. lf Tenant fails to do so, Landlord may remove the same and Tenant agrees to pay Landlord on demand the cost of making repairs to the premises caused by such removal. Tenant shall not use or permit the use of the Premises for the generation, storage, treatment, use, transportation or disposal of any chemical, material, or substance which is regulated as toxic or hazardous or exposure to which is prohibited, limited, or regulated by any federal, state, county, regional, local, or other governmental authority or which, even if not so regulated, may or could pose a hazard to the health and safety of the other tenants and occupants of the Landlord's property or adjacent property. If any such chemical, material, or substance is used upon the Premises in the ordinary course of Tenant's permitted business, Tenant shall not use such chemical, material, or substance in hazardous manner. In the event of any use in violation of this provision Tenant will remove, or cause to be removed, such material at its own expense and will indemnify Landlord for any loss or expense, including reasonable attorney fees, it suffers as a result of the violation. Tenant's liability for such indemnification is not limited by any exculpatory provision in this Lease, and shall survive any expiration, cancellation, or termination of this lease or transfer of Landlord's interest in the Premises.

         12.2 LIMITS ON ALTERATIONS: Tenant may not make any structural improvement or alteration to the Premises or which may affect building systems without the prior written consent of Landlord. Prior to the commencement of any repair, improvement, or alteration, Tenant shall give Landlord at least 2 days written notice. All alterations will be made by a licensed contractor consented to by Landlord (in the exercise of its reasonable discretion) and performed in a good and workmanlike manner. All materials shall be of a quality comparable to or better than those in the Premises and shall be in accordance with plans and specifications approved by Landlord. Landlord may condition its consent to any improvements or alterations upon Tenant's obtaining such lien releases, waivers, bonds, and insurance as Landlord shall require.

         12.3 LIENS: Tenant will pay all costs of construction done by it or caused to be done by it on the Premises as permitted by this Lease. Tenant will keep the Project free and clear of all construction, mechanic's, materialman's, laborer's and supplier's liens, resulting from construction done by or for Tenant. The interest of Landlord in the Premises and the Project shall not be subject to liens for improvements made by Tenant. Any lien filed by any contractor, materialman, laborer or supplier performing work for Tenant shall attach only to Tenant's interest in the Premises. Tenant agrees to indemnify, defend (by counsel reasonably acceptable to Landlord) and hold harmless Landlord from and against any and all costs and liabilities and any and all mechanic's, materialman's or laborer's liens arising out of or pertaining to any improvements or construction done by Tenant. All persons and entities contracting or otherwise dealing with Tenant relative to the Premises or the Project are hereby placed on notice of the provisions of this paragraph, and Tenant shall further notify in writing such persons or entities of the provisions of this paragraph prior to commencement of any Tenant work in the Premises. If any construction, mechanic's, materialman's or laborer's lien is ever claimed, fixed or asserted against the Premises or any other portion of the Project in connection with any such Tenant work, Tenant shall, within thirty (30) days after receipt by Tenant of notice of such lien, discharge same as a lien either by payment or by posting of any bond as permitted by law. If Tenant shall fail to discharge any such lien, whether valid or not, within ten (10) days after receipt of notice from Landlord, Landlord shall have the right, but not the obligation, to discharge such lien on behalf of Tenant and all costs and expenses incurred by

                  Landlord associated with the discharge of the lien, including without limitation, attorneys' fees, shall constitute additional rent hereunder and shall be immediately due and payable by Tenant. Landlord, at its option may record a Notice of Lease pursuant to F.S 718.01.

         12.4. SURRENDER OF PREMISES: On the last day of the term hereof or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as when received, ordinary wear and tear excepted, clear and free of debris. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant's trade fixtures, furnishings and equipment.

         12.5. LANDLORD'S OBLIGATIONS: Landlord shall maintain as part of Operating Expenses all structural elements of the Building, the Building's HVAC and other Building systems, including without limitation, the elevator plumbing, electrical, heating and air conditioning systems and equipment in and/or serving the Premises, as well as the common and parking areas of the Project, all in a in a manner consistent with similar Brickell Avenue office buildings.

13. ENTRY AND INSPECTION: Tenant shall permit Landlord or Landlord's agents to enter upon the Premises at reasonable times and upon reasonable notification for the purpose of inspecting the same, performing any services required of Landlord hereunder and showing the Premises to potential and existing mortgagees and purchasers and prospective tenants of other space in the Project. The foregoing notwithstanding, Landlord is not required to give notice to Tenant if Landlord must enter the Premises because of an emergency or to perform janitorial and other services. Tenant will permit Landlord at any time within 180 days prior to the expiration of this Lease, to show the Premises and permit potential tenants to inspect the Premises.

14. INDEMNIFICATION OF LANDLORD: Subject to paragraph 16.8 below, Tenant will indemnify, defend (by counsel reasonably acceptable to Landlord which is deemed to include counsel furnished by Tenant's liability insurer in accordance with this Lease), protect and hold Landlord harmless from and against any and all claims, demands, losses, damages, costs and expenses (including reasonable attorney's fees) or death of or injury to any person or damage to any property whatsoever arising out of or relating to Tenant's breach or default under this Lease, including, but not limited to Tenant's breach of paragraph 21 below or Tenant's use or occupancy of the Premises or caused by Tenant or its agents, employees or invitees. Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the Project or by any owner or occupant of adjoining or contiguous property or by any defect in or failure to maintain the Project or the Premises. Tenant agrees to pay for all damage to the Project as well as all damage to tenants or occupants thereof caused by misuse or neglect of said Premises, its apparatus or appurtenances or the Common Areas, by Tenant or Tenant's employees, agents and invitees. Landlord agrees to indemnify Tenant from any claims, demands, losses, damages, costs and expenses (including reasonable attorney's fees) incurred by Tenant as a result of the negligence or willful acts of Landlord, its agents, employees or contractors.

15. POSSESSION: If Landlord is unable to deliver possession of the Premises at the commencement hereof, Landlord shall not be liable for any damage caused thereby, nor shall this Lease be void or voidable, but Tenant shall not be liable for any rent until the Rent Commencement Date, at which time the term shall commence and the Expiration Date shall be extended so as to give effect to the full stated term.

16. TENANT'S INSURANCE: At all times during the term of this Lease, Tenant shall, at its sole expense, procure and maintain the following types of insurance overage:

         16.1 GENERAL LIABILITY: Commercial general liability insurance against any and all damages and liability including attorneys' fees on account or arising out of injuries to or the death of any person or damage to property, however occasioned, in, on or about the Premises in an amount of at least $1,000,000.00 for one or more persons in a single accident damage to property.

         16.2 PERSONAL PROPERTY: Insurance adequate in amount to cover damage to or replacement of, as necessary, the Premises including, without limitation, leasehold improvements, trade fixtures, furnishings, equipment goods and inventory.

         16.3     BUSINESS INTERRUPTION INSURANCE:  (Intentionally Omitted).

         16.4 EMPLOYERS LIABILITY/WORKERS COMPENSATION: Employer's liability insurance and worker's compensation insurance providing statutory state benefits for all persons employed by Tenant in connection with the Premise as required by applicable law.

         16.5     SPRINKLER:  Customary coverage.

         16.6 OTHER INSURANCE: If this Lease is extended, such other insurance in such amounts as may be reasonably required by Landlord against other insurable hazards as at the time are commonly insured against in case of prudent owners of comparable office projects in the area in which the Project is located.

         16.7 FORM OF INSURANCE/COMPANIES: All such insurance shall be in a form satisfactory to Landlord and carried with companies reasonably acceptable to Landlord that are licensed or authorized to do business in the State, are in good standing with the Department of Insurance in the State of Florida and have a rating issued by an organization regularly engaged in rating insurance companies (including specifically A.M. Best & Company) of not less than two ratings below the top rating. Tenant shall provide Landlord with a Certificate of Insurance showing Landlord and Landlord's managing agent as an additional insured. The Certificate shall provide for a ten
                  (10) day written notice to Landlord in the event of cancellation or material change of coverage. Not later than thirty (30) days prior to the expiration of any coverage, renewals of or replacements for such contracts of insurance shall be delivered to Landlord, together with proof of payment of the associated premiums. In the event Tenant shall fail to procure any contract of insurance required under the terms hereof or any renewal of or replacement for any contract of insurance that is expiring or has been canceled, Landlord may, but shall not be obligated to, procure such insurance on behalf of Tenant and the cost thereof shall be payable to Landlord as additional rent within ten (10) days following written demand therefor.

         16.8 SUBROGATION: Landlord and Tenant shall each obtain from their respective insurers under all policies of fire, theft, public liability, workers' compensation and other insurance maintained by either of them at any time during the term hereof insuring or covering the Premises, a waiver of all rights of subrogation which the insurer of one party might otherwise have, if at all, against the other party.

         16.9 UTILITIES AND SERVICES: Landlord shall use all reasonable efforts to furnish (as part of Operating Expenses) heating, ventilation, air conditioning, janitorial service, electricity for normal lighting and office machines, cold water for reasonable and normal drinking, and lavatory use, replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures and elevator service, if applicable, and if currently being provided to the Premises ("Landlord's Services"). Said services and utilities shall be provided on a 24-hour, 7-day a week basis, except for HVAC, janitorial and building maintenance services which shall be provided during building operating hours. Such utilities and services required at other times shall be subject to a reasonable charge. Such charge for HVAC services shall be as follows: $25 per hour for the first 500 hours of usage in each calendar year and $35 per hour of usage in excess of 500 hours in any calendar year and including a reasonable administrative charge for Landlord as determined by Landlord from time to time. Landlord shall not be liable for failure to furnish any of the utilities described in this paragraph 16.9, and Tenant shall have no right to abatement of rental hereunder or to termination of this Lease with respect to any such interruption nor shall such failure constitute an eviction, nor shall Landlord be liable under any circumstances for loss of or injury to property, however occurring through or in connection with or incidental to the furnishing of any of the services enumerated above.

                  Tenant agrees to exercise due care and prudence in the use of Landlord's Services and will comply with all federal, state, and local guidelines concerning the same. No heating, cooling, refrigeration or cooking equipment or office machines or equipment requiring electric current in excess of 110 volts shall be used in the Premises without Landlord's consent, which consent shall not be unreasonably withheld or delayed, provided however that such consent may be conditioned upon Tenant paying for direct expense as reasonably estimated by Landlord on account of the installation and use of such equipment.

                  Nothing herein shall be deemed to waive Tenant's right to claim damages against Landlord for Landlord's failure to comply with Section 12.5 and the first sentence of this
                  Section 16.9, nor in connection with the negligence or willful acts of Landlord or its employees, agents or contractors, or the right of Tenant to claim constructive eviction under Florida law in the case of any interruption which is not beyond Landlord's reasonable control and where Tenant vacates the Premises.

17. CONDEMNATION: If 25% of the land area of the Project site shall be taken or condemned for public use, Landlord may elect to terminate this Lease effective on the date of taking; otherwise this Lease will remain in full force and effect. If there is a taking of all of the Premises or a part thereof so that the remaining part of the Premises is not reasonably suited for Tenant's continued use or Tenant`s reserved parking area is unreasonably reduced, either party may elect to terminate this Lease effective on the date of taking. If there is a taking of a portion of the Premises and a part remains which is suitable for Tenant's use, this Lease shall, as to the part taken, terminate as of the date the condemnor acquires possession, and thereafter Tenant shall be required to pay such proportion of the rent for the remaining term as the value of the Premises remaining bears to the total value of the Premises at the date of condemnation. The election to terminate this Lease as provided herein must be exercised, if at all, within sixty (60) days after the nature and extent of the taking is determined, otherwise, this Lease will remain in full force and effect. All sums which may be payable on account of any condemnation shall belong solely to the Landlord, and Tenant shall not be entitled to any part thereof, provided however, that Tenant shall be entitled to retain any amount awarded to it for its trade fixtures or moving expenses.

18. FIXTURES: Any and all improvements made to the Premises during the term hereof shall unless Landlord requests that removal, belong to the Landlord without compensation, allowance or credit to Tenant, except movable trade fixtures of the Tenant which can be removed without defacing the Premises or the Project.

19.      DESTRUCTION OF PREMISES:

         19.1 PARTIAL DESTRUCTION: In the event of a partial destruction of the Premises during the term hereof, from any cause covered by insurance, Landlord may elect to repair the same to the extent such repairs can be made with the insurance proceeds made available to Landlord (and not retained by any lender) and within a reasonable time under then existing governmental laws and regulations. Such partial destruction shall not terminate this Lease and Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Tenant on the Premises. If Landlord elects to make said repairs, this Lease will continue in effect and the rent will be proportionately abated as stated above. If the repairs cannot be made with the available insurance proceeds and Landlord elects not to make said repairs, this Lease may be terminated at the option of either party upon ten (10) days prior written notice. No rent shall be payable for the period after the date of casualty whenever the Lease is terminated pursuant to this section 1 9.

         19.2 MATERIAL/TOTAL DESTRUCTION: If the Building in which the Premises are situated or the Project sustains damage of more than 1/3 of the replacement cost thereof, Landlord may elect to terminate this Lease whether the Premises are injured or not, provided that Landlord terminates all other leases equally affected by such casualty. A total destruction of the Building in which the Premises are situated or the Project shall terminate this Lease.

         19.3. TENANT'S RIGHT. In the event that the Premises are substantially damaged within the last year of the term, or in the event that the Premises are not likely to be restored within nine (9) months of the casualty, Tenant may terminate this Lease upon ten (10) days prior written notice.

20.      HAZARDOUS SUBSTANCES:

         20.1 DEFINITIONS: For the purposes of this Agreement, the following terms have the following meanings:

                  (a) "Environmental Law" means any law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment including, without limitation CERCLA (Comprehensive Environmental Response, Compensation and Liability Act of 1980), RCRA (Resources Conservation and Recovery Act of 1976) and SARA (Superfund Amendments and Reauthorization Act of 1986).

                  (b) "Hazardous Substance" means any substance, material or waste which is or becomes designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is or becomes similarly designated, classified or regulated, under any Environmental Law, including asbestos, petroleum and petroleum products.

         20.2 TENANT'S RESPONSIBILITIES: At its own expense, Tenant will procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant`s particular manner of use of the Premises, as opposed .to the mere office use of the Premises as to which Landlord shall comply (e.g., certificate of occupancy, etc.). Tenant will not cause or permit its employees, agents invitees or contractors to cause any Hazardous Substance to be brought upon, kept or used in or about the Project by Tenant, its agents, employees, contractors or invitees without the prior written consent of Landlord (other than small quantities normally associated with office use). Tenant will, in all respects, handle, treat, deal with and manage any and all Hazardous Substances in, on, under or about the Premises in total conformity with all applicable Environmental Laws and prudent industry practices regarding management of such Hazardous Substances. Tenant will not take any remedial action in response to the presence of any Hazardous Substances in or about the Premises or the Project, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Substances in any way connected with the Premises without first notifying Landlord of Tenant's intention to do so and affording Landlord. ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interests with respect thereto.

         20.3.    HAZARDOUS WASTE.  (Intentionally Omitted)

         20.4. INDEMNIFICATION: If the Premises or the Project become contaminated in any manner for which Tenant is legally liable or otherwise become affected by any release or discharge of a Hazardous Substance, Tenant shall immediately notify Landlord of the release or discharge of the Hazardous Substance, and to the extent that Tenant or its employees, agents, invitees or contractors cause such release or discharge, Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord) and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, a decrease in value of the Project or the Premises, damages caused by loss or restriction of rentable or usable space, or any damages caused by adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorneys' fees, consultant fees and expert fees) arising during or after the term of this Lease and arising as a result of such contamination, release or discharge. This indemnification includes, without limitation, any and all cots incurred because of any investigation of the site or any cleanup, removal or restoration mandated by federal, state or local agency or political subdivision.

21. EVENTS OF DEFAULT: If one or more of the following events ("Event of Default") occurs, such occurrence constitutes a breach of this Lease by
         Tenant:

         21.1 ABANDONMENT/VACATION: Tenant abandons or vacates the remises or removes furniture, fixtures or personal property (except in the normal course of business or in connection with any proposed subletting or assignment of this Lease and as permitted in paragraph 7.2 hereof) or fails to perform its maintenance and presence obligations during a permitted period of vacancy, under paragraph 7.2 above; or

         21.2 RENT: Tenant fails to pay any monthly Base Rent or Operating Expenses Rent, if applicable, as and when the same becomes due and payable, and such failure continues for more than five (5) days after written notice; or

         21.3 OTHER SUMS: Tenant fails to pay any other sum or charge payable by Tenant hereunder as and when the same becomes due and payable, and such failure continues for more than five (5) days after Landlord gives written notice thereof to Tenant; or

         21.4 OTHER PROVISIONS: Tenant fails to perform or observe any other agreement, covenant, condition or provision of this Lease to be performed or observed by Tenant as and when performance or observance is due, and such failure continues for more than thirty (30) days after Landlord gives written notice thereof to Tenant, or if the default cannot be cured within said thirty (30) day period and Tenant fails promptly to commence with due diligence and dispatch the curing of such default or, having so commenced, thereafter fails to prosecute or complete with due diligence and dispatch the curing of such default; or

         21.5 INSOLVENCY: Tenant (a) files or consents by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (b) makes an assignment for the benefit of its creditors; (c) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; or (d) takes action for the purpose of any of the foregoing; or

         21.6 RECEIVER: A court or governmental authority of competent jurisdiction, without consent by Tenant, enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial power of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of Tenant, or if any such petition is filed against Tenant and such petition is not dismissed within ninety (90) days; or

         21.7 ATTACHMENTS: This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within 60 days; or

         21.8 ASSIGNMENT/SUBLEASE: Tenant assigns this Lease or subleases all or any portion of the Premises without Landlord's prior written consent, except as permitted under this Lease.

22.      REMEDIES OF LANDLORD ON DEFAULT:

         22.1 TERMINATION: In the event of any breach of this Lease by Tenant, Landlord may, at its option, terminate the Lease and repossess the Premises pursuant to the laws of the State of Florida and recover from Tenant as damages:

                  (a) the unpaid rent and other amounts due at the time of termination plus interest thereon at the Default Rate from the due date until paid;

                  (b) the balance of the rent for the remainder of the term after termination, less amounts, if any, collected by Landlord during such term; and

                  (c) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, the cost of recovering th Premises.

         22.2 LANDLORD'S OPTIONS: Landlord may, in the alternative, (i) continue this Lease in effect, as long as Landlord does not terminate Tenant`s right to possession, and Landlord may enforce all its rights and remedies under the Lease, including the right to recover the rent as it becomes due under the Lease; or (ii) terminate Tenant's right of possession (but not this Lease) and repossess the Premises pursuant to the laws of the State of Florida, without demand or notice of any kind to Tenant, in which event Landlord may, but shall be under no obligation to do so (except to the extent required by the laws of the State of Florida ), relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord. For purpose of such reletting Landlord is authorized by Tenant to decorate or to make any repairs, changes, alterations or additions in or to the Premises that may be necessary or convenient, at Tenant's expense. Tenant shaIl also be responsible for rent for the period that the Premises are vacant and all costs of re-letting, including without limitation, brokerage commissions and attorneys' fees. Tenant shall also be liable for any deficiency of such rental below the total rental and all other payments herein provided for the unexpired balance of the term of this Lease; or (iii) exercise any and all other rights and remedies available to Landlord at law or in equity.

         22.3 MULTIPLE DEFAULTS: Should Tenant default in the payment of Base Rent, Additional Rent, or any other sums payable by Tenant under this Lease on three (3) or more occasions during any twelve (12) month period, regardless of whether any such default is cured; then, in addition to all other remedies otherwise available to Landlord:

                  (a) Landlord may demand by written notice to Tenant that all payments due by Tenant under this Lease shall be by bank certified or cashier's check. Tenant's failure to comply with this demand shall be an Event of default.

                  (b)  (Intentionally Omitted)

                  (c) All notice requirements or cure periods otherwise set forth in the Lease with respect to a further default by Tenant in such twelve (12) month period shall not apply.

                  (d) Any and all rights or options of first refusal, or to extend the Term, to expand the size of the Premises, to purchase the Premises or the Building, or other such or similar rights or options which have been granted to Tenant under this Lease shall automatically, and without further action on the part of any party, expire and be deemed canceled and of no further force and effect, unless and Tenant has fully cured all defaults within such twelve (12) month period.

23. SECURITY DEPOSIT: The Security Deposit set forth in paragraph 1, if any, shall secure the performance of the Tenant's obligations hereunder. Landlord may, but shall not be obligated to apply all or portions of the Security Deposit on account of Tenant's obligations hereunder. In the event that Landlord applies all or a portion of the Security Deposit to Tenant's obligations hereunder, Tenant shall be obligated, within ten (10) days of receipt of notice from Landlord, to deposit cash (or restore the LC) with Landlord in an amount sufficient to restore the Security Deposit to the full amount stated in paragraph
         1.8 above, subject to reduction as may be provided under this Lease. Failure to deposit such cash shall be a default under the terms of this Lease. Provided Tenant is not in default, any balance remaining upon termination of the Lease shall be returned to Tenant within fifteen
         (15) days after expiration. Tenant shall not have the right to apply the Security Deposit in payment of the last month's rent. No interest shall be paid by Landlord on he Security Deposit. In the event of a sale of the Project, Landlord shall have the right to transfer the Security Deposit to the purchaser and upon such transfer Landlord shall have no further liability with respect thereto, and Tenant agrees to look solely to such purchaser for the return of the Security Deposit provided such transferee shall have acknowledged in writing the receipt of such security and the obligations with respect thereto under this Lease. Landlord shall not be required to keep the Security Deposit in a segregated account, and the Security Deposit may be commingled with other funds of Landlord.

24. LIEN FOR RENT: Landlord shall have any and all lien rights in favor of Landlord arising under Florida law upon all equipment, fixtures, and furnishings, of Tenant which may be situated in or on the Premises at the time of a default, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until any and all sums of money then due to Landlord hereunder first shall have been paid and discharged, and all covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Landlord hereby waives its lien rights hereunder in favor of any existing lender, as well as any third party providing an equipment lease or equipment financing to Tenant, or hereafter having a blanket lien on Tenant's aforementioned property.

25. LIMITATION ON LANDLORD'S PERSONAL LIABILITY: Tenant specifically agrees to look solely to Landlord's interest in the Project and any proceeds therefrom for the recovery of any judgment from Landlord, it being agreed that Landlord (and any officers, shareholders, partners, directors or employees of Landlord or of any partners in the entity comprising Landlord) shall never be personally Iiable for any such judgment.

26. ATTORNEY'S FEES: In the event of any dispute or legal action between the parties as a result of Tenant's default under this Lease or otherwise, the prevailing party shall be entitled to reimbursement of reasonable attorneys' fees by the losing party.

27. WAIVER: No failure of Landlord to enforce any term hereof shall be deemed to be a waiver.

28. SEVERABILITY: If any clause or provisions of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term hereof, then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, there shall be added as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

29. NOTICES: All notices or other communications required or permitted hereunder



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


         must be in writing, and be (i) personally delivered (including by means of professional messenger service), (ii) sent by overnight courier, with request for next Business Day delivery, or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, to the addresses set forth in paragraph 1. All notices sent by mail will be deemed received two (2) business days after the date of mailing. Notwithstanding anything to the contrary hereinabove, any notice of default sent by Landlord to Tenant must be sent by certified mail, return receipt requested, to Tenant at the address(es) stated in paragraph 1.16 above.

30. HOLDING OVER: Any holding over after the expiration or termination of this Lease shall be construed as a month-to-month tenancy at a rental of 200% of the rent for the month of the Lease preceding the month in which the expiration or termination occurred, and otherwise in accordance with the terms hereof, as applicable. In the event Tenant shall be or become a holdover tenant, Tenant shall also indemnify Landlord against all claims for damages against Landlord as a result of Tenant's possession of the Premises, including, without limitation, claims for damages by any tenant to whom Landlord may have leased the Premises, or any portion thereof, for a term commencing after the expiration or termination of this Lease.

31. TIME: Time is of the essence of this Lease, subject to the grace and cure periods set forth herein.

32. HEIRS, ASSIGNS, SUCCESSORS: This Lease is binding upon and inures to the benefit of the assigns and successors in interest of Landlord and is binding upon and inures to the benefit of Tenant and Tenant's heirs and successor and, to the extent assignment may be approved by Landlord hereunder, Tenant's assigns.

33. SUBORDINATION: This Lease is and shall always be subject and subordinate to the lien of any mortgages which are now or shall at any future time be placed upon the Project, the Premises or Landlord's rights hereunder, and to any renewals, extensions, modifications or consolidations of any such mortgage. This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee. In confirmation of such subordination, however, Tenant, at Landlord's request, shall execute promptly any appropriate certificate or instrument that Landlord may reasonably request. Notwithstanding anything to the contrary herein, Tenant's rights under this Lease shall not be disturbed in the event of any foreclosure of any such mortgage or lien, so long as Tenant attorns to the new owner of the Building as Landlord under this Lease.

34.      ESTOPPEL CERTIFICATE; FINANCIAL STATEMENTS:

         34.1 CONTENT: Tenant shall at any time upon not less than ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a



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

                  statement in writing:

                  (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), the amount of any security deposit, and the date to which the rent and other charges are paid in advance, if any; and

                  (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer to the Premises.

         34.2 FAILURE TO DELIVER: At Landlord's option, Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant:

                  (a) that this Lease is in full force and effect, without modification except as may be represented by. Landlord; and

                  (b) that there are no uncured defaults in Landlord's performance.

         34.3     FINANCIAL STATEMENTS:  [Intentionally Omitted].

         34.4. LANDLORD'S ESTOPPEL. Upon Tenant's reasonable request and in no event more than once during the Lease year, or in the event of a permitted assignment of sublease by Tenant, Landlord shall provide an estoppel statement certifying the facts stated in 34.1(a) and (b) hereof as related to Tenant.

35. AUTHORIZATION: If Tenant executes this Lease as a, corporation, partnership or, other entity or organization then Tenant and the person(s) executing this Lease on behalf of Tenant, represent and warrant that such entity or organization is duly qualified to do business in the State in which the Project is located and that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on Tenant's behalf.

36. JOINT AND SEVERAL LIABILITY: In the event that, more than one person or entity executes the Lease as Tenant, all such persons and entities shall be jointly and severally liable for all of Tenant's obligations hereunder. In the event that Tenant is a partnership, all general partners shall be jointly and severally liable for all of Tenant's obligations hereunder.

37. FORCE MAJEURE: Landlord and Tenant respectively shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from doing so by cause or causes beyond Landlord's or Tenant's reasonable control which shall include, without limitation, all labor disputes, civil commotion, civil disorder, riot, civil disturbance, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations, orders, moratoriums or controls, fire or other casualty, inability to obtain any material, services or financing or Acts of God.

38. RECORDING: Tenant shall not record this Lease, or any memorandum or short form thereof, without the written consent and joinder of Landlord, which may be unreasonably withheld.

39. RIDER: A Rider, signed by the parties /__/ is attached /__/ is not attached hereto.

40. ENTIRE AGREEMENT: The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties.

41. GOVERNING LAW: This Lease shall be construed in accordance with the internal laws of the State of Florida (without regard to conflicts of law or choice of law rules).Miami-Dade

42. RADON GAS: The following statement is included in order to comply with Florida statutory law requirements: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from our county public health unit.

43. WAIVER OF THE RIGHT TO TRIAL BY JURY/NO COUNTERCLAIM: LANDLORD AND TENANT HEREBY KNOWINGLY AND INTENTIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING THAT LANDLORD OR TENANT MAY HEREINAFTER INSTITUTE AGAINST EACH OTHER WITH RESPECT TO ANY MATTER ARISING OUT OF OR RELATED TO THIS LEASE OR THE PREMISES, OR THE PROJECT, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY OTHER CLAIMS (EXCEPT CLAIMS FOR PERSONAL INJURY OR WHERE A WAIVER OF JURY TRIAL IS PROHIBITED) AND ANY EMERGENCY STATUTORY OR OTHER STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY ACTION FOR NON-PAYMENT OF RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION IN TO THE POSSESSORY COUNTS IN ANY SUCH ACTION OR PROCEEDING OTHER THAN COUNTERCLAIMS WHICH WOULD BE WAIVED IF NOT THEN ASSERTED SUCH AS COMPULSORY COUNTERCLAIMS AND WHICH COULD NOT BE SEVERED OR OTHERWISE MAINTAINED AS A SEPARATE

         ACTION. THE FOREGOING, HOWEVER, SHALL NOT BE CONSTRUED AS A WAIVER OF TENANT'S RIGHTS TO ASSERT SUCH CLAIM IN A SEPARATE ACTION INSTITUTED BY TENANT.

44. ACCEPTANCE BY LANDLORD: THE SUBMISSION OF THIS DOCUMENT FOR EXAMINATION DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE SPACE IN THE PROJECT. THIS DOCUMENT SHALL HAVE NO BINDING EFFECT ON THE PARTIES UNLESS EXECUTED BY THE LANDLORD AND THE EXECUTED COPY IS DELIVERED TO THE TENANT.







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


         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


                                           LANDLORD:
                                           UCCELLO IMMOBILIEN GMBH,
                                           a German corporation, by Welsh
                                           Companies, S.E., Inc.,
                                           a Florida corporation, as its agent

Witnesses as to Landlord:



       [ILLEGIBLE]                            By: /s/ GEORGE VUKOBRATOVICH
---------------------------------             ---------------------------------
                                                George Vukobratovich, President


       [ILLEGIBLE]
---------------------------------


                                           TENANT:
                                           STARMEDIA NETWORK, INC.

Witnesses as to Tenant:



       [ILLEGIBLE]                         By: /s/ FRANCISCO LOUREIRO
---------------------------------             ---------------------------------
                                           Name:  Francisco Loureiro
                                           Title: COO
       [ILLEGIBLE]                         StarMedia Network, Inc.
---------------------------------





SCHEDULES AND EXHIBITS:
----------------------
Schedule I:       Project (paragraph 1.1)
Schedule II:      Omitted
Schedule III:     Rules and Regulations (paragraph 1.1 and 7.3 and 11)
Exhibit "A":      Premises (paragraph 1 .2)
Exhibit "A1":     Satellite Dish Antenna (paragraph 1.2.1)
Exhibit "B":      Rent Commencement Date Certificate (paragraph 1 .6)
Exhibit "C":      Building Standard Workletter (paragraph 1.6)
Exhibit "C1":     Tenant Improvements Layout (paragraph 1.15.1)
Exhibit "D":      Elevator Lobby Redesign Outline (paragraph 1.19)




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